UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2022

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

On April 12, 2022, TreeHouse Foods, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Agreement”) with JANA Partners LLC, a Delaware limited liability company (“JANA”).

Pursuant to the Agreement, the Company has agreed to appoint Scott Ostfeld to the Company’s board of directors (the “Board”) as a Class III director for a term expiring at the 2023 annual meeting of the Company’s stockholders. In connection with Mr. Ostfeld joining the Board, JANA and the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) and Mr. Ostfeld delivered a director resignation letter, which is only effective upon, among other things, breaches of Company policies or the Confidentiality Agreement or if JANA undertakes certain steps to run a proxy contest while Mr. Ostfeld is on the Board.

Concurrently with the execution of the Agreement, JANA caused the irrevocable withdrawal of (i) the nomination notice, dated January 27, 2022, submitted to the Company by JANA Strategic Investments Benchmark Master Fund, L.P. (the “Fund”), and (ii) the Fund’s demand to inspect books and records pursuant to Section 220 of the General Corporation Law of the State of Delaware, set forth in the Fund’s letter to the Company, dated February 11, 2022.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2022, in order to address the imbalance in the membership of the three classes of directors that would result from appointing Mr. Ostfeld as a Class III director, Mark R. Hunter resigned as a Class III director subject to and effective immediately upon his appointment as a Class II director, and the Board appointed Mr. Hunter as a Class II director with a term expiring at the 2022 annual meeting of the Company’s stockholders.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. On April 8, 2022, the Board increased the size of the Board from ten to 11 directors, creating a vacancy in Class III, and, in accordance with the Agreement, on April 12, 2022, the Board (i) appointed Mr. Ostfeld as a Class III director to fill such vacancy and (ii) appointed Mr. Ostfeld to the Board’s Strategy and Long-Range Planning Committee.

As a non-management director of the Company, Mr. Ostfeld will be entitled to be paid compensation, pro-rated as appropriate, consistent with that paid to the Company’s other non-management directors, as determined by the Board from time to time, which is described in the Company’s proxy statement filed on Schedule 14A on March 19, 2021.

Item 7.01.     Regulation FD Disclosure.

A copy of the press release announcing the Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.     Financial Statements and Exhibits
(d)Exhibit

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated April 12, 2022, by and between the Company and JANA Partners LLC
99.1	Press release, dated April 12, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	April 12, 2022	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary